Exhibit 99.1

              HERITAGE BANKSHARES, INC. DECLARES QUARTERLY DIVIDEND

     NORFOLK, Va., Feb. 3 /PRNewswire-FirstCall/ -- The Board of Directors of Heritage Bankshares, Inc., (OTC Bulletin Board: HBKS) declared a $.06 per share dividend on February 2, 2005. The dividend will be distributed on February 18, 2005 to shareholders of record on February 14, 2005.

     Heritage Bankshares, Inc. headquartered in Norfolk, Virginia is the parent company of Heritage Bank & Trust. Information about the Company and the Bank can be found at heritagenorfolk.com.

SOURCE  Heritage Bankshares, Inc.
    -0-                             02/03/2005
    /CONTACT: Donald F. Price, President of Heritage Bankshares, Inc., +1-757-480-7984/
    /Web site:  http://www.heritagenorfolk.com /